FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT

         The First Amendment to Asset Agreement is made and entered into of the____day of___________, 1996 by and among PROMEDCO, INC., a Texas corporation ("ProMedCo"). PROMEDCO OF ABILENE, INC., a Texas corporation ("POA"), and ABILENE DIAGNOSTIC CLINIC, PLLC, a Texas professional limited liability company ("ADC").

                               RECITALS

         A. ProMedCo, POA entered into an asset purchase agreement dated as of the 19th day of January, 1996 (the "Asset Purchase Agreement"), pursuant to which ProMedCo and POA agreed to purchase certain assets of ADC.

     B. The parties desire to amend the Asset Purchase Agreement as set forth below.

         NOW, THEREFORE, for and in consideration of the mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Deletion of Conditions to Closing. All of the provisions of Section 4.3 (except for Section 4.3(a) and Section 4.4 (except for Section 4.4(a) are hereby deleted from the Asset Purchase Agreement.

     2. Counterparts. This First Amendment may be executed in counterparts, each of which, when taken as a whole, shall constitute one and the same document.

     3. Reaffirmation. Except as amended hereby, the Asset Purchase Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have set their hands below as of the date first above writen.

                                    PROMEDCO, INC.

                                    By:

                                    Name:

                                    Title:

                                    PROMEDCO OF ABILENE, INC.

                                    By:

                                    Name:

                                    Title:

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                                  ABILENE DIAGNOSTIC CENTER, PLLC

                                  By:

                                  Name:

                                  Title:








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